Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces First Quarter 2005 Results

Earnings Show Strong Improvement Year Over Year

JACKSONVILLE, Fla. (April 28, 2005) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the first quarter ended March 31, 2005. The Company reported revenue of $408 million and diluted net income per common share of $0.09 for the quarter ended March 31, 2005, compared with revenue of $310 million and diluted net income per common share of $0.05 for the year-earlier period. Diluted net income per common share was within the range of guidance of $0.09 to $0.11 previously provided by management. Revenue came in near the low end of the range of guidance of $410 million to $430 million.

The Company indicated that revenue came in near the low end of the range of guidance primarily due to two factors. First, the Company’s North American IT business flattened in March after two months of growth in January and February. The flattening was the result of a slowdown in spending at certain clients, including one sizeable client. Second, as previously announced, the Company has begun the process of scaling back relationships with certain low-margin, volume clients in its European IT operations in order to focus on higher-margin clients. While the Company believes that these two factors will continue to impact revenue to some degree in the second quarter, it is anticipated that overall Company revenue and earnings will increase in the second quarter.

First Quarter Summary

•	Revenue was $408 million, up 31% versus the first quarter of 2004;

•	Excluding the impacts of acquisitions and currency exchange rates, revenue increased 24% versus the first quarter of 2004;

•	Diluted net income per common share was $0.09, up 80% from the first quarter of 2004;

•	EBITDA was $19 million, an increase of 57% versus the first quarter of 2004;

•	Operating income was $15 million, an increase of 82% versus the first quarter of 2004;

•	Cash flow from operations was $10 million during the first quarter.

Professional Services Division Performance

The Company’s Professional Services division reported revenue for the first quarter of 2005 of $210 million, an increase of 34% versus the first quarter of 2004. Excluding the impacts of acquisitions and changes in currency, revenue grew 21% versus the first quarter of 2004. Professional Services division revenue continues to increase as a percentage of the Company’s overall revenue, representing 52% of the Company’s first quarter revenue. Below is further discussion of the first quarter performance of the Professional Services division’s two reporting segments.

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MPS Group Reports First Quarter Results

April 28, 2005

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units go to market under the brands Accounting Principals, Special Counsel, Entegee, and Soliant Health, respectively. In the first quarter, this segment posted 35% growth in revenue versus the first quarter of 2004. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 15% versus the first quarter of 2004.

Accounting Principals reported a 185% increase in revenue over the first quarter of 2004. Excluding the impact of acquisitions, revenue from Accounting Principals increased 40% versus the first quarter of 2004. Accounting Principals completed the front and back-office integration of Accounting Solutions during the first quarter, as scheduled.

Special Counsel’s first quarter revenue rose moderately on a year-over-year basis despite the ending of several large legal projects that were underway during the first quarter of 2004. Revenue from permanent placement fees in Special Counsel grew 34% versus the same period last year due to improved productivity from permanent recruiting staff hired in 2004 and improved demand. The demand for temporary legal staffing remains steady, and demand for outsourced legal project work appears to be improving.

First quarter revenue for Entegee rose 22% versus the first quarter of 2004. This strong organic growth is due to continued good execution and strong demand from the defense and aerospace industries. The demand from the manufacturing industry is starting to increase.

First quarter revenue for Soliant Health grew 71% versus the first quarter of 2004. Excluding the impact of acquisitions, revenue grew 15% versus the first quarter of 2004. Demand for nursing and allied health professionals appears to be improving as healthcare facilities continue to look for ways to deal with the shortage of licensed health care workers.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a leading provider of finance and accounting and professional staffing services in the United Kingdom. In the first quarter, Badenoch & Clark grew revenue 33% versus the first quarter of 2004. Excluding the impact of currency exchange rates, revenue grew 29% versus the first quarter of 2004. Permanent placement fees were up 80% versus the first quarter of 2004, indicating an improvement in productivity on the part of permanent recruiters hired in 2004. Operating income for Badenoch and Clark was up 85% as this segment began to show earnings leverage driven by past investments in staff and service offerings.

Information Technology Division Performance

The Company’s Information Technology division reported revenue for the first quarter of 2005 of $198 million, an increase of 28% versus the first quarter of 2004. Below is further discussion of the first quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $125 million for the first quarter of 2005, an increase of 23% versus the first quarter of 2004. Operating income from the North American Information Technology Services segment increased 37% versus the first quarter of 2004.

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MPS Group Reports First Quarter Results

April 28, 2005

Modis’ revenue increased significantly versus the first quarter of 2004. Early in the quarter, billable headcount trends rapidly strengthened as normal year-end seasonal reductions in billable headcount were recovered by mid-February. Although these trends flattened in March due to the aforementioned slowdown in spending by certain clients, job order activity remains strong and most clients are not reporting plans to decrease IT contingent labor hiring levels for the year.

Idea Integration experienced a moderately slow start to the year, but improvements in sales and project activity are anticipated in the second quarter. Beeline remains on track for strong revenue growth and profitability in 2005.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. Modis International increased revenue 39% and increased operating income substantially versus the first quarter of 2004. Excluding the impact of currency exchange rates, Modis International revenue rose 35%. As 2005 unfolds, lower revenue growth is expected as Modis International continues to execute its plan to stabilize gross margin and improve operating margin by focusing more on the middle market and by scaling back business at certain low-margin clients.

Capital Update

During the first quarter, the Company generated operating cash flow of $10 million. At the close of the first quarter, the Company had a cash balance of $116 million and no borrowings outstanding under its credit facility.

The Company intends to use cash on hand to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. In addition, the Company’s Board of Directors recently reaffirmed the remaining stock buyback authorization of $25 million.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “While revenue flattened out in March after solid growth in January and February, we believe we are well positioned to resume overall company growth in the second quarter and for the remainder of the year. Despite the flatness we experienced in March, our earnings were up 76% versus the first quarter of last year. In the past, we have discussed our plans to create greater diversity in our business, leverage the investments we made last year in our permanent placement business, and grow our IT business organically while stabilizing IT margins in our European operations. It is clear these strategic initiatives are taking hold, evidenced by our continuing shift in revenue toward our professional segments, an 87% year-over-year increase in permanent placement sales, and a 28% year-over-year increase in IT revenue along with progress toward stabilizing European IT margins.”

“Our range of guidance for the second quarter is for revenue of $410 million to $425 million and diluted net income per common share of $0.10 to $0.12,” added Robert Crouch, MPS Chief Financial Officer. “The high end of our range assumes that we will experience growth in billable headcount at roughly the same pace as we did early in the first quarter and that permanent placement fees will continue to accelerate, while the low end of our range assumes that billable headcount and permanent placement fees remain at current levels through the end of the quarter.”

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MPS Group Reports First Quarter Results

April 28, 2005

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (312) 461-9313.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on May 6. To access the telephonic replay, please dial (719) 457-0820 and enter 3874460 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group is a Fortune 1000 company and trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2004 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports First Quarter Results

April 28, 2005

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Operating Highlights:
Revenue:
North American Professional Services	$125,409	$92,803
European Professional Services	84,586	63,765
North American Information Technology Services	125,493	101,789
European Information Technology Services	72,221	52,124

Total revenue	407,709	310,481

Gross profit:
North American Professional Services	35,906	25,817
European Professional Services	23,839	17,664
North American Information Technology Services	32,957	27,752
European Information Technology Services	9,232	7,002

Total gross profit	101,934	78,235

Operating income:
North American Professional Services	$7,227	$4,395
European Professional Services	5,386	2,907
North American Information Technology Services	7,990	5,827
European Information Technology Services	1,005	204

Operating income before unallocated corporate expenses	21,608	13,333
Unallocated corporate expenses	7,009	5,314

Total operating income	14,599	8,019
Interest and other income, net	602	635

Income from operations before provision for income taxes	15,201	8,654
Provision for income taxes	5,852	3,332

Net income	$9,349	$5,322

Diluted net income per common share	$0.09	$0.05

Diluted common shares outstanding	107,074	107,996

	As of
	March 31, 2005	December 31, 2004
Cash and cash equivalents	$115,555	$106,497
Accounts receivable, net of allowance	230,984	209,512
Other	21,915	22,773

Current assets	368,454	338,782
Long-term assets	609,473	615,822

Total assets	$977,927	$954,604

Current liabilities	$120,263	$106,649
Other	12,160	12,292
Stockholders’ equity	845,504	835,663

Total liabilities and stockholders’ equity	$977,927	$954,604

Working capital	$248,191	$232,133

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MPS Group Reports First Quarter Results

April 28, 2005

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended March 31,
	2005	2004
EBITDA	$18,716	$11,941
Depreciation and intangibles amortization	4,117	3,922

Operating income	14,599	8,019
Interest and other income, net	602	635

Income from operations before provision for income taxes	15,201	8,654
Provision for income taxes	5,852	3,332

Net income	$9,349	$5,322

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	Professional NA Segment	Accounting Principals	Soliant Health	Special Counsel
GAAP revenue growth rate 1Q2004 to 1Q2005	35.1%	184.6%	70.6%	11.7%
Revenue growth rate contributed from acquisitions	20.0%	144.2%	56.0%	7.4%

Revenue growth rate 1Q2004 to 1Q2005, excluding acquisitions	15.1%	40.4%	14.6%	4.3%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency

	MPS Group	Professional Division	Badenoch & Clark	Modis International
GAAP revenue growth rate 1Q2004 to 1Q2005	31.3%	34.1%	32.7%	38.6%
Revenue growth rate contributed from acquisitions	6.0%	11.9%	0.0%	0.0%
Revenue growth rate contributed from effects of changes in currency	1.3%	1.4%	3.6%	3.7%

Revenue growth rate 1Q2004 to 1Q2005, excluding acquisitions and the effects of changes in currency	24.0%	20.8%	29.1%	34.9%

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